UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

UNITED CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10104	04-2294493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Park Place, Great Neck, New York		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6464

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2010 Howard Lorber and Arnold Penner, Directors of United Capital Corp. (the “Company”), each exercised options to purchase 20,000 shares of the Company’s Common Stock, $.10 par value (the “Common Stock”) at an exercise price of $6.53125 per share.  On such date, Messrs. Lorber and Penner sold all of the 20,000 shares of Common Stock that they acquired upon exercise of the options to the Company at a purchase price of $22.70 per share.  The sales price was the closing price of the Company’s Common Stock on May 26, 2010.  The sale of the Common Stock to the Company was approved by a committee of the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2010	UNITED CAPITAL CORP.

	By:	/s/ Anthony J. Miceli
		Name:	Anthony J. Miceli
		Title:	Vice President, Chief Financial Officer and Secretary